UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 11, 2001

                         APPLIED DIGITAL SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)


            Missouri                 000-26020                43-1641533
 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)              File Number)            Identification No.)

            400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480



         (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: 561-805-8000



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ITEM 5.  OTHER EVENTS

         IBM Credit Agreement

                  For the first two months of the quarter ended June 30, 2001, the revenues of Applied Digital Solutions, Inc. (the "Company") have not been at the levels anticipated by management. As a result, management believes the Company may not be in compliance, as of June 30, 2001, with certain financial covenants under its credit agreement with IBM Credit Corporation, which is currently the Company's primary external source of liquidity.

                  Management is conducting ongoing discussions with IBM Credit concerning the restructuring of the credit arrangements, and IBM Credit has continued to provide the funding, in excess of the Company's borrowing base, necessary for the Company's ongoing operations.

                  As indicated in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which was filed on May 15, 2001, the Company's business plan for 2001 anticipated compliance with all covenants throughout the remaining term of the IBM Credit Agreement. This expectation was based on planned significant year to year increases in revenues due to increased volumes, improved working capital management, successful implementation of on-going cost savings initiatives, improved operating efficiencies, and the disposition of non-core businesses.

                  In the absence of a waiver or amendment to the financial covenants, the Company's noncompliance constitutes an event of default under the IBM Credit Agreement, and IBM Credit would be entitled to accelerate the maturity of all amounts owed them. There can be no assurance that the Company will be successful in negotiating such amendments or obtaining such waivers. In addition, there can be no assurance that IBM Credit will continue to provide funding in excess of the Company's borrowing base necessary to fund the Company's ongoing operations or that the Company's ongoing discussions with IBM Credit concerning the restructuring of the credit arrangements will be successful.

         Nasdaq Listing

                  On July 12, 2001, the Company received notification from Nasdaq that it had failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days, as required by the Nasdaq National Market. Nasdaq has given the Company until October 10, 2001 to regain compliance with the minimum bid price requirement. If the Company is unable to satisfy this requirement, Nasdaq may begin procedures to remove the Company's common stock from the Nasdaq National Market. Should the Company receive notification from the staff of Nasdaq that its shares of common stock will be delisted, the Company has the right to appeal the staff's decision.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  APPLIED DIGITAL SOLUTIONS, INC.
                                  (Registrant)

Date:  July 13, 2001              By:   /s/ DAVID I. BECKETT
                                       -----------------------------------------
                                       David I. Beckett
                                       Senior Vice President and General Counsel










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